EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


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

                                    Subsidiary or                      Percent of                   State of
Parent                               Organization                       Ownership                Incorporation
------                               ------------                       ---------                -------------
Northeast Indiana                   First Federal                        100%                      Federal
  Bancorp, Inc.                     Savings Bank


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